Exhibit 10.8

                              SERVICING AGREEMENT

          AGREEMENT made this 1st day of July, 2005 by and between HENNESSY FUNDS TRUST (f/k/a The Henlopen Fund), a Delaware statutory trust (hereinafter referred to as the "Trust"), on behalf of each of its investment series set
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forth on Schedule A hereto as it may be amended from time to time (hereinafter referred to each as a "Fund" and together, as the "Funds"), and
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HENNESSY ADVISORS, INC., a California corporation (hereinafter referred to as
"HAI").
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                             W I T N E S S E T H :

          WHEREAS, the Trust is engaged in business as an open-end management investment company and HAI serves as investment adviser to the Funds pursuant to an Investment Advisory Agreement with the Trust; and

          WHEREAS, the Trust desires to retain HAI to perform services to the Funds which are in addition to the services that HAI performs for the Funds pursuant to the Investment Advisory Agreement; and

          WHEREAS, HAI is willing to provide such services to the Funds on the terms and conditions hereafter set forth;

          NOW, THEREFORE, in consideration of the premises and covenants hereinafter contained, the Trust, on behalf of the Funds, and HAI agree as follows:

                                   ARTICLE I
                                 DUTIES OF HAI

          The Trust hereby employs HAI to provide "Administrative Support Services" to the Funds. "Administrative Support Services" shall include: (i)
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maintaining an "800" number which current shareholders may call to ask questions about the Funds or their accounts with the Funds; (ii) assisting shareholders in processing exchange and redemption requests; (iii) assisting shareholders in changing dividend options, account designations and addresses; (iv) responding generally to questions of shareholders; and (v) providing such other similar services as the Trust shall request. "Administrative Support Services" shall not include services HAI is required to perform under the Investment Advisory Agreement, including investment advisory services.

                                   ARTICLE II
                                    EXPENSES

          HAI assumes the responsibility, and shall pay, for maintaining the staff and personnel necessary to perform its obligations under this Agreement.

                                  ARTICLE III
                              COMPENSATION OF HAI

          For the services rendered by HAI under this Agreement, each Fund shall pay to HAI at the end of each calendar month a fee equal to 1/12 of 0.10% of the average daily net assets of such Fund for such month as determined and computed in accordance with the description of net asset value contained in the relevant Prospectus and Statement of Additional Information. If this Agreement terminates before the last day of a month, compensation for that part of the month that this Agreement is in effect shall be prorated in a manner consistent with the calculation of the fee as set forth above.

                                   ARTICLE IV
                   DURATION AND TERMINATION OF THIS AGREEMENT

          This Agreement shall become effective as of the date first above written and shall remain in force with respect to each Fund so long as its continuance is specifically approved with respect to each Fund at least annually by a majority of those trustees who are not parties to this Agreement or "interested persons" (as such term is defined in the Investment Company Act of 1940, as amended) of any such party. This Agreement may be terminated by either party on sixty days' written notice to the other party.

                                   ARTICLE V
                          AMENDMENTS OF THIS AGREEMENT

          All amendments of this Agreement must be approved by a majority of those trustees who are not parties to this Agreement or "interested persons" (as such term is defined in the Investment Company Act of 1940, as amended) of any such party.

                                   ARTICLE VI
                            OBLIGATIONS OF THE TRUST

          The name "Hennessy Funds Trust" and references to the trustees of Hennessy Funds Trust refer respectively to the Trust created and the trustees, as trustees but not individually or personally, acting from time to time under a Trust Instrument dated September 16, 1992 which is hereby referred to and a copy of which is on file at the principal office of the Trust. The obligations of Hennessy Funds Trust entered into in the name or on behalf thereof by any of the trustees, representatives or agents of the Trust are made not individually, but in such capacities, and are not binding upon any of the trustees, shareholders, or representatives of the Trust personally, but bind only the Trust property, and all persons dealing with any class of shares of the Trust must look solely to the Trust property belonging to such class for the enforcement of any claims against the Trust.

          IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

                                HENNESSY FUNDS TRUST

                                By:  /s/ Neil J. Hennessy
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                                     Neil J. Hennessy
                                     President

                                HENNESSY ADVISORS, INC.

                                By:  /s/ Neil J. Hennessy
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                                     Neil J. Hennessy
                                     President

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                                   SCHEDULE A

     Hennessy Cornerstone Growth Fund, Series II (f/k/a The Henlopen Fund)